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                                                                   EXHIBIT 10.13

                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT is entered into this 22d day of April, 1997, by and between William A. Valerian ( the "Employee") and Charter One Investments, Inc. (the "Employer"), a wholly owned, second tier subsidiary of Charter One Bank, F.S.B. (the "Bank"), a wholly owned, second tier subsidiary of Charter One Financial, Inc. ( the "Company"), but shall not be effective until the Effective Date (as defined herein).

     WHEREAS, the Employer desires to employ the Employee, and the Employee is willing to be employed, on the terms set forth below, and

     WHEREAS, the Board of Directors of the has approved the execution of this Agreement.

     NOW THEREFORE, in consideration of the mutual covenants contained herein and upon the terms and considerations set forth below, the parties agree as follows.

     I. TERM. The term of this Agreement shall the period of three years (the "Term") commencing on the day of the consummation of the acquisition of Haverfield Corporation ("Haverfield") by the Company (the "Effective Date") pursuant to the agreement dated April 22, 1997, under which Haverfield shall be acquired by the Company and Haverfield's wholly owned subsidiary, Home Bank, F.S.B. ("Home"), shall be merged into the Bank.

     II. EMPLOYMENT; CONSULTING SERVICES FOR OTHERS.
         -------------------------------------------

     A. The Employee shall be employed under this Agreement as President of the Employer. As such, he shall report to the Chief Executive Officer of the Employer and shall have such duties and authority as are specified by the Chief Executive Officer or the Board of Directors of the Employer from time to time.

     B. The Employer agrees that the Employee, acting as a sole proprietor or in connection with a consulting business established by him, may render consulting services to others not affiliated with the Company so long as (i) such activities do not interfere with the proper rendering of services pursuant to this Agreement and (ii) the Employee does not violate Section IV of this Agreement.

     III. COMPENSATION. The Employer shall pay the Employee a salary of $225,000 per year in regular increments not less frequently than monthly. The Employer shall pay



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on behalf of the Employee his Shaker Heights Country Club dues (annual and monthly) and capital assessments and the Employee shall be entitled to benefits under such benefit plans as are applicable to officers of the Employer, except that the Employee shall not be entitled to participate in any incentive bonus program offered by the Employer or any stock or stock option plan of the Company. The Employer shall reimburse the Employee for reasonable expenses incurred by him in connection with his duties under this Agreement in accordance with the Employer's policies on reimbursement of expenses applicable to its officers generally.

     IV. COVENANT NOT TO COMPETE; CONFIDENTIAL INFORMATION.
         --------------------------------------------------

     A. The Employee hereby agrees that during the Term, without the prior written consent of the Employer, he shall not serve as a director, employee or officer of, or provide personal services to, any institution insured by the Federal Deposit Insurance Corporation or the National Credit Union Administration which has an office in the State of Ohio or any holding company or other affiliate of such an institution. Notwithstanding the foregoing, it is expressly understood by the parties that during the Term, the Employee may render consulting services to others as set forth in Section II.B of this Agreement.

     B. The parties agree that by reason of his employment as President of Home prior to the Effective Date and his services hereunder, the Employee has and will have special knowledge of the business and plans of the Company and its affiliates which has not been disclosed by the Company or any affiliate and which constitutes confidential and proprietary business information ("Confidential Information"). The Employee agrees that, without the prior written consent of the Employer, he shall not in any way disclose to any person or entity other than the Company and its affiliates any Confidential Information or written or other form of record containing Confidential Information. Nothwithstanding the foregoing, the Employee may, consistent with the performance of consulting services for persons and entities other than the Company and its affiliates as permitted under Section II.B of this Agreement, disclose knowledge of financial and economic principles that do not reflect Confidential Information.

     C. At the conclusion of the Term or upon earlier termination of this Agreement, the Employee shall deliver to the Employer all copies of all written or other records containing Confidential Information which are in his possession or control.

     D. The provisions of this Section IV shall survive termination of this Agreement. In the event of a breach or threatened breach of this Section IV, the Employer shall be entitled to an injunction restraining the Employee from violating this Section IV in addition to any other remedies available to the Employer, including but not limited to recovery of damages from the Employee.

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         V.  TERMINATION; REGULATORY PROVISIONS.
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     A. The Employer's Board of Directors may terminate the employment of the
Employee at any time, but such termination, other than Termination for Cause (as defined below) shall not prejudice the Employee's right to compensation or other benefits under this Agreement. "Termination for Cause" shall include termination because of violation of the provisions of Section IV of this Agreement or the Employee's personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. The Employee shall have no right to compensation or other benefits for any period after Termination for Cause.

     B. If the Employee is removed and/or permanently prohibited from participating in the conduct of the affairs of the Bank by an order issued under
Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act ("FDIA"), 12 U.S.C. Section 1818(e)(4) and (g)(1), all obligations of the Employer under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     C. If the Bank is in default (as defined in Section 3(x)(1) of the FDIA), all obligations of the Employer under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the contracting parties.

     D. All obligations of the Employer under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in
Section 13(c) of the FDIA; or (ii) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such action.

     E. Any payments to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C. Section 1828(k) and any rules and regulations promulgated thereunder.

     F. In the event that the Employee dies during the Term, this Agreement shall terminate upon the date of death and the Employer shall be obligated under
Section III only to pay salary and provide benefits accrued through such date.

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     G. Notwithstanding any other provision of this Agreement, if the value and amounts of benefits under this Agreement, together with any other amounts and the value of benefits received or to be received by the Employee in connection with a change in ownership or effective control or in the ownership of a substantial portion of the assets of the Employer, the Bank or the Company, would cause any amount to be nondeductible by the Employer, the Bank or the Company for federal income tax purposes pursuant to Section 280G of the Internal Revenue Code, of 1986, as amended, then the amounts and benefits under this Agreement shall be reduced (not less than zero) to the extent necessary so as to maximize amounts and the value of benefits to the Employee without causing any amount to become nondeductible pursuant to or by reason of such Section 280G. The Employee shall determine the allocation of such reduction among payments and benefits to the Employee.

     VI. ASSIGNMENT; SUCCESSORS. This Agreement may not be assigned by either party, whether by agreement, operation of law or otherwise, without the consent of the other, except that the Employer may assign this Agreement to the Company or any affiliate of the Company, either directly or indirectly, or to a successor by operation of law. This Agreement shall be binding upon and inure to the benefit of the Employee and the Employer and their respective permitted successors and assigns.

     VII. PRIOR AGREEMENTS; AMENDMENTS; SEVERABILITY; WAIVER; HEADINGS. This Agreement contains the entire agreement between the parties with respect to employment of the Employee and his provision of consulting services to others during the Term and supersedes any prior oral or written agreements or understandings between them with respect to such employment and services. This Agreement may be modified or amended only by an instrument in writing executed by both parties. If any provision of this Agreement is determined to be invalid, such invalidity shall not affect any other provisions, and such other provisions shall continue in full force and effect to the full extent consistent with applicable law. No term of condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against enforcement of any provision of this Agreement, except by a writing signed by the party charged with waiver or estoppel. No written waiver shall be deemed a continuing waiver unless specifically stated therein and each waiver shall operate only as to the specific term or condition waived. The headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

     VIII. ARBITRATION. Except in the event that the Employer alleges a breach or threatened breach of Section IV of this Agreement, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

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     IX. NOTICES. Any notices pursuant to this Agreement shall be sent (i) if to the Employee, to the home address he has most recently provided to the Employer and (ii) if to the Employer, to Charter One Investments, Inc., 1215 Superior Avenue, Cleveland, Ohio 44114, attention: John D. Koch, Chief Executive Officer.

     X. GOVERNING LAW. This Agreement shall be governed by Ohio law to the extent not pre-empted by federal law.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

                                            CHARTER ONE INVESTMENTS, INC.

                                            -----------------------------
                                            By:
                                            Its:

                                            Employee

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                                            William A. Valerian

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